UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 25, 2015

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2015, the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”), based upon a recommendation from its Nominating and Governance Committee, appointed Susan L. Decker to serve as a director of the Company, effective immediately.

As a non-employee director, Ms. Decker will participate in the standard compensation arrangements for non-employee directors as set forth in the Company’s proxy statement. There is no arrangement or understanding pursuant to which Ms. Decker was appointed to the Board and there are no related party transactions between the Company and Ms. Decker that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Decker to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: September 28, 2015	By:	/s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 28, 2015.